                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Current Report on Form 8-K of Nellcor Puritan Bennett Incorporated of our report dated July 19, 1995 with respect to the consolidated financial statements and schedule of Infrasonics, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995.



                                                       ERNST & YOUNG LLP

San Diego, California
July 11, 1996